UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

3/F., 80 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Departure of Directors

On August 1, 2007, Charles Ming resigned as a member of our company’s board of directors. There were no disagreements among Charles Ming, our company or our company’s board of directors on any matter relating to our company’s operations, policies or practices and there were no disagreements on any matter relating to the resignation of Charles Ming as a director of our company.

On August 1, 2007, Richard Wong resigned as a member of our company’s board of directors and as a member and the chairperson of the audit committee of our company’s board of directors. There were no disagreements among Richard Wong, our company or our company’s board of directors on any matter relating to our company’s operations, policies or practices and there were no disagreements on any matter relating to the resignation of Richard Wong as a director of our company.

Item 5.02(d) Appointment of Directors

Pursuant to a directors’ consent resolution dated August 1, 2007, our company resolved to appoint one additional director to our board of directors. Immediately prior to the appointment of the additional director, our board of directors operated with four directors.

Our bylaws state that the number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of our board of directors. Pursuant to a directors’ consent resolution dated December 9, 2004, our company set the number of directors of our company at not less than one and not more than ten.

Following the resignations of directors Charles Ming and Richard Wong, our company operated with six vacancies on the board of directors. Accordingly, our board of directors unanimously appointed Francis Man Chung Wong to our board of directors on August 1, 2007 in accordance with the provisions of our bylaws and in accordance with the laws of the State of Nevada.

Our board of directors has determined that Francis Man Chung Wong meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, and the definition of independent director as that term is defined in section 4200 of the Marketplace Rules of the NASD.

Committees of the Board of Directors

Francis Man Chung Wong has been named to the audit committee of our company which was created by unanimous consent resolution by our directors on June 6, 2006. Francis Man Chung Wong has been appointed as the chairperson of the audit committee by unanimous consent resolution by our directors on August 1, 2007.

In the judgment of our board of directors, Francis Man Chung Wong meets the definition of an “audit committee financial expert,” as such term is defined in Item 401(e)(2) of Regulation SB and the rules and regulations promulgated by the SEC thereunder, and is able to read and understand fundamental financial statements, including our company's balance sheet, income statement, and cash flow statement. Apart from the appointment of Francis Man Chung Wong to the audit committee and as the chairperson of the audit committee, there are no other definitive arrangements that have been made regarding committees of our company to which the newly appointed director is expected to be named.

Prior Arrangements and Understandings

There were no arrangements or understandings between the newly appointed director and any other persons pursuant to which such individual was selected as a director of our company.

Direct or Indirect Material Interest

The newly appointed director has not had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By: /s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: August 3, 2007